Exhibit 23.1


                          INDEPENDENT AUDITORS CONSENT


To the Board of Directors
5G Wireless Communications, Inc.


We hereby consent to the incorporation by reference in the previously filed Registration Statements of 5G Wireless Communications, Inc. on Form S-8 (File No. 333-81874 and 333-74826) of our report, dated May 13, 2004 appearing in this Annual Report on Form 10-KSB of 5G Wireless Communications, Inc. for the year ended December 31, 2003.



                               /S/ Carter & Balsam, a Professional Corporation
                                  ---------------------------------------------
                                   Carter & Balsam


Van Nuys, California
May 18, 2004